UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                                  ------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                GSE Systems, Inc.
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             (Exact name of registrant as specified in its charter)

                  Delaware                                    52-1868008
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

9189 Red Branch Road, Columbia, Maryland                      21045
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(Address of principal executive offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-69424

Securities to be registered pursuant to Section 12(g) of the Act:

                         Rights to Purchase Common Stock

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                                (Title of class)


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Item 1.           Description of Registrant's Securities to be Registered

                  Rights to Purchase Common Stock

                  The description of the Registrant's Rights to Purchase Common Stock is incorporated by reference to the information appearing under "The Rights Offering" in the Registrant's Prospectus, which forms a part of Registrant's Registration Statement on Form S-1 (File No. 333-69424) originally filed with the SEC on September 14, 2001.

Item 2.           Exhibits

          1. Form of Subscription Warrant to Subscribe for Shares of GSE Systems, Inc. Common Stock. Incorporated by reference to Exhibit No. 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-69424) filed with the SEC on September 14, 2001.

                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  October 12, 2001

                                                  GSE SYSTEMS, INC.


                                            By:
                                            --------------------------
                                            Name: Jeffery G. Hough
                                            Title:  Senior Vice President & CFO